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                                                                   EXHIBIT 10.19

                              RESTORATION AGREEMENT

         This Agreement dated this January 20, 2003 by and between The TJX Companies, Inc. (the "Corporation") and Richard Lesser ("Executive").

         WHEREAS Executive and the Corporation, by an agreement dated March 1, 2000 (the "SERP Relinquishment Agreement"), agreed that Executive would relinquish rights he had to certain benefits under the Corporation's Supplemental Executive Retirement Plan, in recognition of modified benefits arrangements (the "Prior Insurance Agreements" and, together with the SERP Relinquishment Agreement, the "2000 Agreements") under which the Corporation agreed to fund certain life insurance policies (the "Policies") to be owned by an insurance trust designated by Executive (the "Trust"); and

         WHEREAS the Corporation, Executive and the successor trustee of the Trust have determined that it is in their respective best interests to amend the Prior Insurance Agreement (the "Insurance Agreement Amendment") to provide for an immediate refund to the Corporation of a portion of the premiums already paid by the Corporation and a termination of the Corporation's remaining rights and obligations under the Prior Insurance Agreement; and

         WHEREAS, in recognition of the alterations resulting from the foregoing to the 2000 Agreements and the benefits intended to be provided thereby, the Corporation is willing to pay to Executive a restored lump-sum pension benefit plus an additional amount with respect to certain taxes that may become payable as a result of the foregoing.

         NOW, THEREFORE, the parties hereto, intending to be bound hereby, agree as follows:

         1. At a closing to be held on a mutually agreed date (the "Closing"), the Corporation shall pay to Executive the amount of $1,416,937 less all applicable tax and other required withholdings as reasonably determined by the Corporation. The payment described in the immediately preceding sentence shall be made promptly upon termination of the Prior Insurance Agreement.

         2. Executive represents to the Corporation that the following representations and warranties are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing: Executive has the power and authority to execute and deliver this Agreement and to perform his obligations hereunder; this Agreement has been duly executed and delivered by Executive and constitutes his legal, valid and binding obligation, enforceable against him in accordance with its terms and conditions; and neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Executive is subject.

         3. The Corporation represents to Executive that the following representations and warranties are correct and complete as of the date of this Agreement and will be correct and

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complete as of the Closing: The Corporation has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; all actions or proceedings to be taken by or on the part of the Corporation to authorize and permit the execution and delivery by the Corporation of this Agreement and the instruments required to be executed and delivered by Corporation pursuant hereto, the performance by Corporation of its obligations hereunder, and the consummation by Corporation of the transactions contemplated herein, have been duly and properly taken; this Agreement has been duly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation, enforceable against it in accordance with its terms and conditions; and neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Corporation is subject.

         4. The Corporation and Executive shall cooperate in effectuating or causing to be effectuated the transactions contemplated hereby.

         5. This Agreement shall be binding on Executive, the Corporation, and their respective heirs and assigns, including any successor to the Corporation or the Corporation's business by merger or otherwise.

         6. Effective as of the Closing, this Agreement supersedes the SERP Relinquishment Agreement; provided, that Paragraphs 1 and 4 of the SERP Relinquishment Agreement shall be deemed for all purposes to survive as provisions of this Agreement.

         7. Executive acknowledges that he has been separately advised with respect to the arrangements that are the subject matter of this Agreement and has not relied upon any advice from the Corporation with respect to the tax treatment of such arrangements or other matters pertaining thereto. Executive agrees to indemnify the Corporation for, and hold it harmless against, (i) any and all taxes (including, without limitation, withholding taxes) and related interest and penalties that may be asserted against the Corporation with respect to the arrangements contemplated by this Agreement, and (ii) any claims asserted by the trustee or beneficiaries of the Trust with respect to the 2000 Agreements, or any of them, or by any other person claiming under or on behalf of the trust (including any successor trustee), whether relating to the obligation of the Company under the 2000 Agreements to fund the Policies or otherwise relating to the 2000 Agreements, and any suits, liabilities, charges, penalties and expenses of any kind relating to such claims. The indemnity set out in clause (i) shall not be construed as indemnifying the Corporation for, or holding it harmless against, any loss of any deduction (including any associated interest or penalties) that the Corporation may claim with respect to any payment made pursuant to the arrangements contemplated by this Agreement. The provisions of this paragraph and Paragraph 6 above shall survive the termination of this Agreement.

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         9. Except to the extent federal law applies, this Agreement shall be construed and applied in accordance with the laws of the Commonwealth of Massachusetts and deemed for all purposes to be an agreement under seal. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and of the United States of America located in the Commonwealth of Massachusetts for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and each of the parties hereto agrees not to commence any action, suit or proceeding relating hereto or thereto except in such courts. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby or thereby, in the courts of the Commonwealth of Massachusetts or the United States of America located in the Commonwealth of Massachusetts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

         IN WITNESS WHEREOF, TJX has caused this Agreement to be executed by its duly authorized officer, and Executive has executed this Agreement, under seal as of the date first written above.

                                                       THE TJX COMPANIES, INC.

                                              By:      /s/ Donald G. Campbell
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                                                       /s/ Richard G. Lesser
                                                       ------------------------
                                                       Richard G. Lesser

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